EXHIBIT 99.1 – Press release

For Immediate Release

Peoples Educational Holdings, Inc. to Report Second Quarter Fiscal 2010
Results on January 14, 2010

(Saddle Brook, NJ) — December 15, 2009 — Peoples Educational Holdings, Inc. (NASDAQ: PEDH) will announce its financial results for the second quarter ended November 30, 2009 on Thursday, January 14, 2010, after the market close.  The Company will hold a conference call the same day at 5:00 pm Eastern Standard Time to discuss the results.  Participating in the call will be Brian Beckwith, President and Chief Executive Officer, and Michael DeMarco, Executive Vice President and Chief Financial Officer.

Conference Call and Webcast Details:

Live Conference Call

Thursday, January 14, 2010 at 5:00 pm Eastern Standard Time

US:	800-638-4930
International:	617-614-3944
Participant Passcode:	91674270

Live Audio Webcast:  http://phx.corporateir.net/playerlink.zhtml?c=184416&s=wm&e=2597618

Webcast Replay (available approximately two hours after conference call ends through January 13, 2011)   http://phx.corporate-ir.net/playerlink.zhtml?c=184416&s=wm&e=2597618

Dial-in Audio Replay (available approximately two hours after conference call ends through
January 21, 2010)

Dial In:	888-286-8010
International:	617-801-6888
Passcode:	14909652

About Peoples Educational Holdings, Inc.

Peoples Educational Holdings, Inc. is a publisher and marketer of print and electronic educational materials for the K-12 school market. The Company focuses its efforts in three market areas:

Test Preparation, Assessment, and Instruction Product Group
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Test Preparation and Assessment: We create and sell state-customized, print and electronic, test preparation and assessment materials that help teachers prepare students for success in school and for required state proficiency tests, grades 1-12.

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Instruction: We produce and sell proprietary state-customized print worktexts and print and web-based delivered assessments, for Grades 1-8.  These products provide students with in-depth instruction and practice in reading, language arts, and mathematics.  In addition, our backlist remedial and multicultural products are included in this group.

Literacy
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We distribute for three publishers, on an exclusive basis in the United States, supplemental literacy materials for grades K-8.  These materials include an extensive selection of leveled reading materials, high interest engaging resources for striving readers, series that integrate reading, science and social studies, and selections and strategies for students who are in the process of learning English.

College Preparation Product Group
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We distribute and publish instructional materials that meet the required academic standards for high schools honors, college preparation, and Advanced Placement courses. We are the exclusive high school distributor for two major college publishers.  We also publish our own proprietary college preparation supplements and ancillary materials.

This press release contains forward-looking statements regarding the Company and its markets as defined in section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve a number of risks and uncertainties, including (1) demand from major customers, (2) effects of competition, (3) changes in product or customer mix or revenues and in the level of operating expenses, (4) rapidly changing technologies and the Company's ability to respond thereto, (5) the impact of competitive products and pricing, (6) local and state levels of educational spending, (7) ability to retain qualified personnel, (8) ability to retain its distribution agreements in the College Preparation and Literacy markets, (9) the sufficiency of the Company’s copyright protection, and (10) ability to continue to rely on the services of a third party warehouse, and other factors as discussed in the Company’s filings with the SEC. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this report. Readers are urged to carefully review and consider the various disclosures made by the Company in this press release and the reports the Company files with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Company's business and results of operations.

Peoples Education, Inc., Saddle Brook, NJ
Investor Contact: James Kautz
Phone: 888-654-5318
Press Contact: Victoria Kiely
Phone: 201-712-0090
investorrelations@peoplesed.com